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                                  EXHIBIT 99.2

             FORM OF NOTICE OF STOCK OPTION GRANT-INSTALLMENT OPTION



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                                  FIBEX SYSTEMS

                             1997 STOCK OPTION PLAN

                          NOTICE OF STOCK OPTION GRANT
Optionee:

<<Optionee>>

        You have been granted an option to purchase Common Stock "Common Stock" of Fibex Systems Corporation (the "Company") as follows:

        Board Approval Date:              <<BoardApprovalDate>>

        Date of Grant:                    <<GrantDate>>

        Vesting Commencement Date:        <<VestingCommenceDate>>

        Exercise Price per Share:         $<<ExercisePrice>>

        Total Number of Shares Granted:   <<NoofShares>>

        Total Exercise Price:             $<<TotalExercisePrice>>

        Type of Option:                   <<Type>>

        Term/Expiration Date:             <<ExpirDate>>

        Vesting Schedule:                 This Option may be exercised, in whole or in part,
                                          in accordance with the following schedule:
                                          <<VestingSchedule>>

        Termination Period:               This Option may be exercised for 60 days after
                                          termination of employment or consulting
                                          relationship except as set out in Sections 6 and 7
                                          of the Stock Option Agreement (but in no event
                                          later than the Expiration Date).



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        By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 1997 Stock Option Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

OPTIONEE:                                   COMPANY:  FIBEX SYSTEMS

__________________________________          By:_________________________________
<<Optionee>>                                   Richard E. Hejmanowski, President
                                               and Chief Executive Officer



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